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                            STOCK PURCHASE AGREEMENT

         THIS AGREEMENT made this 15th day of July, 1999 by and between RETAIL DISTRIBUTORS, INC., a Delaware corporation ("RDI"), and SHARED TECHNOLOGIES CELLULAR, INC., a Delaware corporation ("STC").

                                   WITNESSETH:

         WHEREAS, RDI is the owner of One Thousand (1,000) shares (the " RCI Shares") of the common stock, $.01 par value, of Retail Cellular, Inc., a Delaware corporation ("RCI"), which comprise all of the issued and outstanding shares of capital stock of RCI; and

         WHEREAS, RDI desires to sell the RCI Shares to STC, and STC desires to purchase the RCI Shares, upon the terms and conditions set forth in this Agreement;

         NOW THEREFORE, for and in consideration of the mutual agreements hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       Purchase and Sale of RCI Shares.

         1.1 Transfer of Stock. Based upon the representations, warranties and agreements contained herein and subject to the terms and conditions hereinafter set forth RDI agrees to sell, transfer, convey and deliver to STC on the Closing Date (as hereinafter defined) and STC agrees to purchase, acquire and accept from RDI, the RCI Shares.

         1.2 Closing. The closing of the sales of the RCI Shares hereunder (the "Closing") shall take place through the exchange of documents by overnight courier. The time and place of the Closing are herein called "Closing" and the "Closing Date."

         1.3 Transactions at Closing. At the Closing, RDI shall deliver to STC the stock certificate representing the RCI Shares, accompanied by a stock power duly endorsed in blank, and STC shall pay the purchase price for such shares in the manner provided in Section 1.4 hereof. Each of the parties shall also deliver such certificates, documents and opinions as are necessary to satisfy the conditions set forth in this Agreement. Purchase Price for RCI Shares.

         1.4 Payment of Purchase Price. Subject to the terms and conditions herein stated, STC agrees to deliver to RDI at Closing One Hundred Fifty Thousand (150,000) shares of STC common stock, $01 par value, (the "Purchase Price").
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         1.5 Tax-Free Reorganization. This Agreement contemplates a tax-free reorganization of RCI pursuant to the terms of which RCI will become a wholly-owned subsidiary of STC, pursuant to Code Section368(a)(1)(B). RDI shall receive capital stock in STC in exchange for the capital stock of RCI. The parties expect that the reorganization will further certain of their business objectives, including, without limitation, providing shareholders of RDI an equity incentive to reinforce their commitment to assist in the success of STC's business interests and providing STC with the ownership of RCI to enhance STC's sales capabilities.

2.       Representations and Warranties of RDI.

         Each of the Schedules described in this Section 2 is annexed hereto and made a part of this Agreement, is dated as of the date of this Agreement, and is identified specifically as a Schedule to a particular Section.

         RDI represents and warrants to STC as follows:

         2.1      Due Incorporation; Good Standing; Corporate Authority.

                  (1) RDI is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the corporate power and authority to own or lease all of its properties and assets (including, without limitation, its shares of capital stock of RCI) and to carry on its business as it is now being conducted. The Board of Directors of RDI has authorized and approved this Agreement, and RDI has the corporate power and is duly authorized to enter into this Agreement and to carry out the transactions contemplated hereby. The copies of the corporate charter of RDI and all amendments thereto (certified by the Secretary of State of Delaware) and of its by-laws as amended to date (certified by its Secretary) which have heretofore been, or prior to the Closing Date will be, delivered to STC are true and complete. . This Agreement, when executed and delivered by the undersigned officers of STC and RDI, will constitute the valid and binding agreement of RDI, enforceable in accordance with its terms.

                  (2) RCI is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. The copies of the corporate charter of RCI and all amendments thereto (certified by the Secretary of State of Delaware) and of its by-laws as amended to date (certified by its Secretary) which have heretofore been, or prior to the Closing Date will be, delivered to STC are true and complete.

2.2      Capitalization.






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                  (1) The authorized capital stock of RCI consists of Two
         Thousand (2,000) shares of common stock, $.01 par value ("RCI Common Stock"), of which, as of the date hereof One Thousand (1,000) shares are issued and outstanding, all of which are owned beneficially and of record by RDI:

                  (2) The RCI Shares have been duly authorized and validly issued and are fully paid and non-assessable. None of such shares were issued in violation of any preemptive rights of subscription or purchase in respect thereof. There are no outstanding obligations, options or rights to acquire shares of capital stock of RCI or any outstanding securities or other instruments convertible into shares of capital stock of RCI.

         2.3 No Violation of Other Instruments. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, violate any provision of the corporate charter or by-laws of RDI or of RCI or any provision of, or result in the acceleration of any obligation under, any mortgage, note, lien, lease, franchise, license, permit, agreement, instrument, order, arbitration, award, judgment or decree or in the termination of any license, franchise, lease or permit to which either RDI or RCI is a party or by which either of them is bound, and do not and will not violate or conflict with any law, statute, rule, regulation or restriction of any kind or character to which RDI or RCI or their respective properties are subject.

         2.4 Subsidiaries. RDI does not own or control (directly or indirectly) any capital stock or other equity securities of any other corporation or business organization except for RCI. RCI does not own or control (directly or indirectly) any capital stock or other equity securities of any other corporation or business organization.

         2.5 Limited Operating History of RCI. RCI has a limited operating history. As such, RCI has no material assets or liabilities as of the Closing Date, with the exception of a consulting agreement with Ray J.Wysocki, Jr., a true copy of which has been delivered to STC. 2.6 Personal Property. RCI owns no tangible personal property as of the Closing Date.

         2.7 Absence of Changes. As of the Closing Date, RCI will not have, (i) incurred any obligation or liability (absolute or contingent) except pursuant to this Agreement; (ii) increased the salary or compensation payable to any of its directors, officers, employees or agents; (iii) made or received any loans or advances to or from any individuals, firms, corporations or other entities; (iv) suffered any operating losses or waived any rights of substantial value; (v) made any capital expenditures or commitments therefor in excess of $5,000 in the aggregate; (vi) issued, sold, purchased or redeemed, or except as contemplated by this Agreement, agreed to issue, sell, purchase or redeem any common stock or any other capital stock, bond, right, option or other security, or declared, set aside or paid any dividend or other distribution in respect of its capital stock of any class; or (vii) entered into any transaction other than in the ordinary course of business except for this Agreement. RDI agrees that from the date hereof to the Closing Date,


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the business of RCI will be operated in the regular and ordinary course and RCI will not take any action enumerated in clauses (i) through (vii) above without the prior written consent of STC.

         2.8 Accounts Receivable. RCI has and on the Closing Date will have good and marketable title to its accounts receivable free and clear of all liens, defenses, counterclaims and set offs and all such receivables are and at the Closing Date will be and bona fide receivables representing obligations for the total dollar amount thereof shown on the books of RCI, which resulted or shall result from the regular course of its business.

         2.9 Intellectual Property. As of the Closing Date, RCI holds no patents, patent applications, trademarks, trademark registrations, trademark registration applications, trade names and service names (collectively "RCI Intellectual Property") owned or licensed by or to RCI.

         2.10 Liabilities. There are no material liabilities of RCI as of the Closing Date.

         2.11 Judgments, Decrees and Orders in Restraint of Business. RCI is not a party to or subject to any judgment, decree or order entered in any suit or proceeding brought by any governmental agency or by any other person enjoining it in respect of any business practice or the acquisition of any property or the conduct of business in any area.

         2.12 Insurance. Since the commencements of its business operations in 1999, RCI has been adequately insured with respect to risks normally insured against, and in amounts normally carried by companies similarly situated. All coverages will be cancelled as of the Closing Date.

         2.13 Interests in Property. No officer or director of RCI or any stockholder of RCI has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of RCI.

         2.14 Real Property. RCI has no interests of any kind in real property.

         2.15 Litigation. There are no material claims, actions, suits or proceedings pending or threatened against or affecting RCI or any material part of its properties or business or which would prevent or hinder the consummation of the transactions contemplated hereby; and RCI is not charged with or to the knowledge of RDI, threatened with a charge of a violation, or under investigation with respect to a possible violation, of any provision of any federal, state or local law, administrative ruling or regulation relating in a material way to any material aspect of its business, which individually or in the aggregate would be likely to have a material adverse effect on the business or financial condition of RCI.

         2.16 Contracts. Except for a consulting agreement with Ray J. Wysocki entered into on or about the date hereof, RCI is not a party to any contracts of any kind as of the date hereof, including, without limitation, of the following types:

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         (1) Any union contract or employment contract or arrangement, oral or written, with any officer, consultant, director or employees;

         (2) Any plan, contract or arrangement, oral or written providing for bonuses, pensions, deferred compensation, retirement payments, profit sharing, employee welfare benefits, through the purchase of insurance or otherwise, or the like, including any plans incorporated into union contracts (identifying such of the foregoing as shall be qualified under Section 401(a) of the Internal Revenue Code);

         (3) Any lease of personal property other than in the ordinary course of business;

         (4) Any contract for the purchase of equipment or construction involving any expenditure by it of more than $5,000.00;

         (5) Any joint venture contract or arrangement or any other agreement not with employees which involves a sharing of profits;

         (6) Any instrument evidencing or related in any way to indebtedness for borrowed money by way of direct loan, purchase money obligations, conditionally sales, lease purchase arrangement, guarantee or otherwise;

         (7) Any contract containing covenants materially limiting the freedom of RCI to compete in any line of business with any persons;

         (8) Any material license agreement either as licensor or as licensee;

         (9) Any material purchase or sale contract involving a purchase or sale price of $5,000.00 or more or any material warranties or commitments made in connection therewith by RCI;

         (10) Except for those made in the ordinary course of business, any material contract or agreement not of the type covered otherwise by this Section
3.16 which is not to be performed by RCI prior to the date hereof; and

         (11) Any contract agreement, plan, lease, license, instrument or other arrangement undertaking or understanding which requires the consent of the other party thereto or of any other person to the consummation of the transactions contemplated hereby.

         All such contracts, agreements, plans, leases, licenses, instruments, and other arrangements undertakings and understandings are valid and in full force and effect and RCI has not breached any material provisions of and in not in default in any materially respect under the terms of any such contract, agreement, plan, lease or license.

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         2.17 Taxes. Each of RDI and RCI has duly filed with the appropriate governmental agencies all federal, state and local tax returns or reports required to be filed and has paid or has set up an adequate reserve for the payment of all taxes, interest, penalties, assessments or deficits required to be paid or claimed to be due in respect to the periods covered by such returns or reports and set up an adequate reserve for the payment of all income, franchise, excise, property transfers, sales, use, value added, employment or other taxes, excises or governmental charges payable and respect of the period subsequent to the last of said periods. Neither RDI nor RCI has any material liability for such taxes in excess of the amounts so paid and does not anticipate any material liability for such taxes in excess of the reserves so established. Neither RDI nor RCI is delinquent in the payment of any tax, assessment or governmental charge and has not requested any extension of time within which to file any tax return which have not since been filed. No deficiencies for any tax assessment or governmental charge have been claimed, proposed or assessed with respect to RDI or RCI.

         2.18 Government Permits. Set forth in Schedule 2.18 is a complete and accurate list and description of all material permits, licenses, orders and other authorizations and approvals of all federal, state, local or foreign governmental or regulatory bodies (collectively "Government Permits") used or required in the conduct of the business of RCI. RCI is in compliance with all such Government Permits; all such Government Permits are in full force and effect and no suspension or cancellation nor any proposed adverse modification of any of them is pending or, to the knowledge of the of RDI, threatened. No consent of any governmental or regulatory body issuing such Government Permits is necessary for the consummation of the transactions contemplated by this Agreement. The consummation of the transactions contemplated hereby will not result in the suspension, cancellation or modification of any Government Permit currently held or to be obtained by RCI.

         2.19 Bank Accounts. As of the Closing Date, RCI has no accounts at banks and other institutions or the type of accounts therein in which RCI would have cash or cash equivalents invested or on deposit.

         2.20 Foreign Qualifications. Neither the ownership nor the leasing by RCI of its properties nor the conduct of its business requires RCI to be qualified to do business in any jurisdiction other than Massachusetts.

         2.21 Compliance With Laws. RDI does not know of any existing violations of any applicable provisions of federal, state or local law or regulations, which in the aggregate are material to the business of RCI, and since the date of commencement of its business operations, RCI has not been charged with any violation of any federal or state law or regulation relating to its manufacturing or business practices, employment practices, or safety and working conditions in its plant.

         2.22 Borrowings. As of the Closing Date, RCI had no indebtedness for borrowed money or any commitments to borrow money, or any guarantees with respect to borrowed


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money given or committed to be given by RCI, nor had it made any commitments to borrow money or guarantee any indebtedness

         2.23 Labor. There are no labor strikes or other labor troubles (including any disputes, grievances or claims of a similar nature) pending or, to the best of the knowledge and belief of RDI, threatened against RCI.

         2.24 Physical Assets. All of the physical assets used in the business of RCI comply in all material respect with all applicable ordinances and regulations and building, zoning, environmental or other laws. The fixed assets, machinery and equipment of RCI are in reasonable and serviceable condition, ordinary wear and tear excepted.

         2.25 Books and Records. The books of account, stock record books, corporate minute books and other business records of RCI are, and on the Closing Date will be, complete and correct in all material respects and maintained in accordance with good business practices.

         2.26 Miscellaneous. No representation or warranty made by RDI in this Agreement and no statement made by or on behalf of RDI in any certificate, document, exhibit or schedule furnished or to be furnished in connection with the transactions herein contemplated contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make such representation or warranty or any such statement not misleading.

3. Representations and Warranties of STC.

         STC represents and warrants to RDI as follows:

         3.1 Corporate Organization; Good Standing; Corporate Authority. STC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Board of Directors of STC has authorized and approved this Agreement, and the execution hereof, and STC has corporate power and is duly authorized to consummate the transactions contemplated by this Agreement. This Agreement, when executed and delivered by the undersigned officers of STC and RDI, will constitute the valid and binding agreement of STC, enforceable in accordance with its terms.

         3.2 Authorization of STC Shares. The issuance of the STC Shares and the Warrants has been duly authorized and when issued and delivered pursuant to this Agreement, the STC Shares will have been legally and validly issued and will be fully paid and non-assessable, and no stockholder of STC will have any preemptive right of subscription or purchase in respect thereof.

         3.3 No Violation of Other Instruments. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and thereby will not, violate any provision of the corporate charter or by-laws of STC, or any provision of, or result in the acceleration of any obligation under, any mortgage, note, lien, lease, franchise, license,


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permit, agreement, instrument, order, arbitration award, judgment or decree or in the termination of any license, franchise, lease or permit to which STC is a party or by which it is bound and will not violate or conflict with any other restriction of any kind or character to which STC is subject.

         3.4 Financial Statements of STC. The financial statements of STC, as stated in its filings with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, for each of the three years preceding the Closing, fairly present the financial position of STC as of the dates thereof and the results of its operations and the changes in its financial position for such years in conformity with generally accepted accounting principles applied on a consistent basis.

         3.5 Miscellaneous. No representation or warranty made by STC in this Agreement and no statement made by or on behalf of STC in any certificate, document, exhibit or schedule furnished or to be furnished in connection with the transactions herein contemplated contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make such representation or warranty or any such statement not misleading.

         3.6 Litigation. There are no material claims, actions, suits or proceedings pending or threatened against or affecting STC or any material part of its properties or business or which would prevent or hinder the consummation of the transactions contemplated hereby; and STC is not charged with or to the knowledge of STC, threatened with a charge of a violation, or under investigation with respect to a possible violation, of any provision of any federal, state or local law, administrative ruling or regulation relating in a material way to any material aspect of its business, which individually or in the aggregate would be likely to have a material adverse effect on the business or financial condition of STC.

4. Ownership of RCI Shares by RDI.

         4.1 Representations of RDI. RDI represents and warrants to STC:

            (1) That it is the sole beneficial and record owner of the RCI Shares being sold by it hereunder, free and clear of any and all claims, pledges, security interests, encumbrances, restrictions upon transfer and other rights of other whatsoever;

            (2) That at the Closing STC will acquire good and marketable title to the RCI Shares being sold by it hereunder free and clear of any and claims, pledges, security interests, encumbrances, restrictions upon transfer and other rights of others whatsoever;

            (3) That no person has given notice of or has any adverse claim to any of such shares; and

            (4) That it has full right, power, and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby.

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         4.2 Restrictions Prior to Closing Date. RDI agrees that between the date hereof and the Closing Date, it shall not sell, pledge, transfer, otherwise dispose of, or grant any rights to any third parties with respect to, the RCI Shares nor permit RCI to enter into any commitment, agreement, understanding or other arrangement which could result in the change of control of RCI otherwise then pursuant to this Agreement.

5. Indemnification by RDI.

         5.1 Indemnification. RDI agrees to indemnify, defend and hold harmless STC and RCI and its and their officers, directors, employees and shareholders from and against any and all actions, suits, proceedings, claims, demands, assessments, judgments, liability, loss, damage, cost or expense, including, without limitation, its reasonable attorneys fees and disbursements (collectively, "Losses" and singly a "Loss"), arising out of the untruth of any representation or the breach of any warranty or covenant, agreement or other provision made or to be performed by RDI under or pursuant to or contained in this Agreement or any other agreement, certificate or other writing executed and delivered pursuant hereto.

         5.2 Indemnification. STC agrees to indemnify, defend and hold harmless RDI and its officers, directors, employees and shareholders from and against any and all Losses, arising out of the untruth of any representation or the breach of any warranty or covenant, agreement or other provision made or to be performed by STC under or pursuant to or contained in this Agreement or any other agreement, certificate or other writing executed and delivered pursuant hereto.

         5.3 Threshold for Indemnification. Sections 5.1 and 5.2 hereof shall only apply with respect to Claim(s) individually or in the aggregate in excess of $5,000.

6. Transactions Prior to Closing Date.

         6.1 Investigation of Assets and Business. STC may, prior to the Closing Date and through its own representatives make such investigation of the assets and business of RCI, including the confirmation of its assets and liabilities, as it deems necessary or advisable, but such investigation, if conducted, shall not affect the representations and warranties of RDI hereunder. RDI agrees to permit STC and its representatives to have full access at all reasonable times to the premises and to all books and records of RCI and the officers of RDI and RCI will furnish to STC such financial and operating data and other information with respect to the business and properties of RCI as STC shall from time to time reasonably request. In the event of the termination of this Agreement at or prior to the Closing Date, STC will deliver to RDI all copies in the possession of STC or its representatives of documents, work papers and other materials so obtained by STC or otherwise obtained by STC or on its behalf from RDI or RCI in connection with the matters covered by this Agreement, whether so obtained before or after the execution hereof. STC will not at any time until the Closing Date itself use for any purpose other than as set forth in this Agreement directly or indirectly or through any subsidiary, any information so obtained or otherwise obtained from RDI or RCI hereunder or in connection


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herewith and will use its best efforts to have all such information kept confidential and not used in any way detrimental to RDI or RCI. RDI shall permit STC and its agents to review and examine the financial statements, books and records of RCI and will request its independent certified public accountants to permit STC and its agents to review and examine the working papers of such accountants relating to the books and accounts of RCI.

         6.2 Conduct of Business. RDI agrees that from and after the date hereof to the Closing Date and except as otherwise consented to or approved in writing by STC or as required by this Agreement, the business of RCI shall be conducted only in the ordinary course and so as to comply with the provisions of Section
2.7 of this Agreement.

7. Conditions to STC's Obligation to Close.

         The obligation of STC to consummate the Closing hereunder is subject to the satisfaction of the following conditions on or prior to the Closing Date; provided however, STC may waive any such condition and proceed with the Closing:

         7.1 Performance. Each of the acts and undertakings of RDI to be performed on or before the Closing Date pursuant to the terms hereof shall have been performed.

         7.2 Certificates, Etc. STC shall have been furnished:

            (1) A certified copy of the resolution or resolutions duly adopted by the Board of Directors of RDI approving this Agreement and the services agreement between RDI and STC to be entered into on or about the date hereof;

            (2) Certificates of Good Standing as to each of RDI and RCI issued by the Secretary of State of Delaware;

         7.3 Truth of Representations and Warranties. Except as affected by transactions contemplated by this Agreement, the representations and warranties of RDI contained in this Agreement and in the Schedules delivered to STC pursuant hereto shall be true in all material respects on and as of the Closing Date with the same effect as if those representations and warranties had been made on and as of such date regardless of the date of this Agreement, and STC shall have received at the Closing a certificate to that effect, dated the Closing Date, executed on behalf of RDI by its President or Treasurer.

         7.4 Other Agreements. Concurrently with the execution of this Agreement,

            (a) STC and RDI shall enter into a mutually agreeable services agreement (the "Services Agreement"), and

            (b) RCI and Ray J. Wysocki, Jr. shall enter into a mutually agreeable consulting agreement (the "Consulting Agreement").

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         7.5 Consent of Other Parties. To the extent that any mortgages, notes, leases, franchises, agreements, licenses or permits by which any corporation that is a party hereto is bound shall require the consent of any other person to the transactions contemplated hereby, such consents shall have been obtained by the Closing Date.

         7.6 Receipt of Approvals. STC shall have received or shall satisfy itself that it will receive from all authorities having any jurisdiction over the business of STC or RCI all necessary approvals of the transactions contemplated hereby and no such approval (or any license or permit granted to STC or RCI) shall have been withdrawn or suspended; and STC and RDI agree to use their best efforts to obtain such approvals.

         7.7 Directors and Officers. All officers and directors of RCI other than Raymond J. Wysocki, Jr. shall have resigned from their positions. Mr. Wysocki shall remain a director and President of RCI and shall report to STC's chief executive officer. STC agrees that Victor Grillo, Sr. shall be nominated for election to the Board of Directors of STC at the next annual meeting of stockholders of STC.

         7.8 Delivery of Books and Records. The books of account, stock record books, corporate minute books and other business records of RCI shall have been delivered to STC.

         7.9 Approval of Counsel. STC shall have received the approval of its counsel to the effect that all legal requirements necessary to the consummation of the transactions contemplated hereby shall have been completed to the satisfaction of such counsel in all material respects, provided that the parties have exercised commercially reasonable efforts to consummate this transaction in a timely fashion.

8. Conditions to the Obligations of RDI to Close.

         The obligations of RDI to consummate the Closing shall be subject to the satisfaction of the following conditions prior to or at the Closing Date, provided however, RDI by written waiver executed by them may waive any such condition and proceed with the Closing:

         8.1 Performance. Each of the acts and undertakings of STC to be performed on or before the Closing Date pursuant to the terms hereof shall have been performed.

         8.2 Certificates, Etc. STC shall have furnished RDI with:

            (1) A certified copy of the resolutions duly adopted by the Board of Directors of STC approving this Agreement and the services agreement between RDI and STC to be entered into on or about the date hereof;

            (2) A Certificate of Good Standing as to STC issued by the Secretary of State of Delaware;

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         8.3 Truth of Representations and Warranties. Except as affected by transactions contemplated by this Agreement, the representations and warranties of STC contained in this Agreement and in the Schedules delivered to RDI pursuant hereto shall be true in all material respects on and as of the Closing Date with the same effect as those such representations and warranties had been made on and as of such date regardless of the date of this Agreement, and RDI shall each have received at the Closing a certificate to that effect dated the Closing Date and executed on behalf of STC by its Chief Executive Officer, Chief Financial Officer or Senior Vice President and General Counsel.

         8.4 Approval of Counsel. RDI shall have received the approval of its counsel to the effect that all legal requirements necessary to the consummation of the transactions contemplated hereby shall have been completed to the satisfaction of such counsel in all material respects, provided that the parties have exercised commercially reasonable efforts to consummate this transaction in a timely fashion.

         8.5 Registration Rights Agreement. STC and RDI shall enter into a mutually agreeable registration rights agreement with respect to shares of STC common stock to be issued hereunder and under the Services Agreement of even date.


9. Termination.

         9.1 Termination Prior to Closing Date. This Agreement may be terminated prior to the Closing Date upon written notice thereof to the other parties:

            (1) By mutual consent of RDI and STC;

            (2) By RDI if the conditions specified in Section 8 hereof are not satisfied or waived in writing at or prior to the Closing Date;

            (3) By STC if the conditions specified in Section 7 hereof are not satisfied or waived in writing at or prior to the Closing Date; and

            (4) By either of RDI or STC if the consummation of the transactions contemplated hereby has become inadvisable or impracticable by reason of the institution or threat of material litigation or proceedings against RDI, RCI, or STC or any of them and the granting of the requested relief with respect thereto would prevent or materially hinder the consummation of the transactions contemplated hereby.

         9.2 Effect of Termination. Upon termination as provided in this Section 9, the obligations of the terminating party shall cease, and unless such termination shall be by mutual consent, all other remedies shall be available to the terminating party. In the event of termination of this Agreement for any reason, the Services Agreement and the Consulting Agreement shall terminate effective as of the date of termination hereof.

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
10. RDI's Investment Representation; Registration Rights, Etc.

         10.1 Investment Representation. RDI represents that it is acquiring the STC Shares and Warrants, as the case may be (collectively the "STC Securities"), for investment and not with a view to any distribution thereof except pursuant to an effective registration statement under the Securities Act of 1933, as amended, (hereinafter referred to as the "Securities Act"). RDI agrees that it shall not dispose of any of the STC Securities without compliance with the registration requirements of the Securities Act unless in the opinion of counsel for STC, such disposition may be made without registration. RDI understands that
(i) the STC Securities must be held indefinitely unless the same are registered under the Securities Act at the time of their disposition or an exemption from such registration is available; (ii) Rule 144 under the Securities Act is not presently available, and if and when available any sale thereunder of any of the STC Securities may be made only in limited amounts in accordance with the terms and conditions of that Rule; (iii) to the extent Rule 144 is not now applicable to the STC Securities or registration under the Securities Act is not in effect, sales of the STC Securities will require compliance with an exemption under the Securities Act in the obtaining of an appropriate opinion of counsel thereon; the STC Securities are not currently being registered under the Securities Act on the grounds that, in the opinion of STC and its counsel, the issuance thereof is exempt under Section 4(2) of the Securities Act and/or Regulation D under the Securities Act as a transaction by an issuer not involving any public offering, and STC's reliance thereon is predicated in part on RDI's representations and warranties set forth in this subsection. RDI agrees that the STC Securities shall bear a legend reflecting the above restrictions and that the STC Securities may not be transferred in violation of the legend.

         10.2 Registration Rights. The 150,000 shares of STC common stock composing the Purchase Price (see Section 1.4 hereof) shall be entitled to the registration rights provided for pursuant to a registration rights agreement entered into between RDI and STC on or about the date hereof.

         10.3 Information and Access to Data. RDI acknowledges receipt of copies of STC's (i) Registration Statement on Form S-3 as filed with the Securities and Exchange Commission (the "Commission") on October 28, 1998 (ii) Annual Report on Form 10-K for the year ended December 31, 1997, (iii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, (iv) all Current Reports on Form 8-K filed with the Commission since December 31, 1997 and (v) the Company's definite Proxy Statement for its 1998 Annual Meeting of Stockholders. STC has granted to RDI the opportunity to ask questions of and receive answers from representatives of STC, its officers, employees and agents concerning STC, and all such questions have been answered to RDI's full satisfaction.

11. Miscellaneous.

         11.1 Representations and Warranties. The representations and warranties of RDI included or provided for herein other than those set forth in Section 4 shall survive for a period of



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
two (2) year from and after the Closing Date. The representations and warranties of RDI included or provided for in Section 4 hereof shall survive the closing of the transactions contemplated hereby without time limitation except as otherwise provided by law.

         11.2 Expenses. All legal, accounting and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party or parties incurring such expenses.

         11.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered in hand or sent by certified mail or reputable overnight courier, postage or charges prepaid, addressed as follows:

         If to STC:                 Shared Technologies Cellular, Inc.
                                    100 Great Meadow Road, Suite 104
                                    Wethersfield, CT 06109
                                    Attn: Legal Department

         If to RDI:                 Beth Geller, Esq.
                                    DTR Associates Limited Partnership
                                    150 E. Palmetto Park Road, Suite 700
                                    Boca Raton, FL  33432

or such other address as shall be furnished in writing by any party in accordance with this Section 11.3 and any such notice or communication shall be deemed effective as of the date so given.

         11.4 Entire Agreement. This Agreement and the Exhibits and Schedules which are a part hereof set forth the entire understanding between the parties and supersede all previous and contemporaneous written or oral negotiations, commitments, understandings and agreements relating to the subject matter contained herein.

         11.5 Successors and Assigns. This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors in interest and permitted assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by RDI without the prior written consent of STC. Neither this Agreement nor any rights or obligations hereunder may be assigned by STC without the prior written consent of RDI.

         11.6 Amendments. This Agreement and any provision contained herein may not be amended, waived or discharged except by a written instrument signed by the party to be bound thereby.

         11.7 Counterparts. This Agreement may be executed in two or more counterparts all of which shall be considered one and the same Agreement and shall be effective when two or more


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
counterparts have been signed by each of the parties it being understood that all parties need not sign the same counterpart.

         11.8 Law Governing. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Connecticut.

         11.9 Further Assurances. RDI and STC each agree to execute and deliver such other documents, certificates, agreements and writings and to take such other action as any party may reasonable deem to be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, intending the same to take effect as a sealed instrument, as of the date first above written.

                                        RETAIL DISTRIBUTORS, INC.

                                        By: /s/ Ray J. Wysocki
                                           --------------------
                                           Its: President

                                        SHARED TECHNOLOGIES CELLULAR, INC.

                                        By: /s/ Vincent DiVincenzo
                                           -----------------------
                                           Its CFO



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